THE ADVISORS' INNER CIRCLE FUND II

                                   SCHEDULE A
                         DATED NOVEMBER 10, 2010 TO THE
                 SHAREHOLDER SERVICES PLAN DATED AUGUST 9, 2005

FUND                                             CLASS OF SHARES               SHAREHOLDER SERVICES FEE
----                                             ---------------               ------------------------
GRT Absolute Return Fund                         Advisor Class                            0.20%

NorthPointe Small Cap Growth Fund                Institutional                            0.25%

NorthPointe Small Cap Value Fund                 Institutional                            0.25%

NorthPointe Value Opportunities Fund             Institutional                            0.25%

NorthPointe Micro Cap Equity Fund                Institutional                            0.25%

SmartGrowth  Lipper  Optimal
Conservative Index Fund                          Class A                                  0.25%
                                                 Institutional Class                      0.25%

SmartGrowth  Lipper  Optimal
Moderate Index Fund                              Class A                                  0.25%
                                                 Institutional Class                      0.25%

SmartGrowth  Lipper  Optimal
Growth Index Fund                                Class A                                  0.25%
                                                 Institutional Class                      0.25%
